Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2007, except as to Note 12, as to which the date is June 26, 2007, relating to the financial statements and financial statement schedule of AuthenTec, Inc., which is included in its Registration Statement on Form S-1 (File No. 333-141348) filed with the Securities and Exchange Commission.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
July 24, 2007